UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2024

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000, Miami, FL		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 460-8308

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, the board of directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) unanimously approved the election of Mostafa Ronaghi, PhD, as a director of the Company and the appointment of Dr. Ronaghi to serve on the Compensation Committee of the Board. In connection with his election as a director, Dr. Ronaghi received a grant of certain options to purchase shares of the Company’s common stock and will be entitled to compensation for his service to the Board and its committees, all in accordance with the Company’s existing non-employee director compensation policies. The Company and Dr. Ronaghi will also enter into the Company’s standard form of indemnification agreement for the Company’s directors and officers.

Dr. Ronaghi is the Co-Founder and Executive Board Member of Cellanome. Prior to founding Cellanome, he was Chief Technology Officer, Senior Vice President, and member of the Executive Leadership Team at Illumina, Inc. (Nasdaq: ILMN) from 2008 to 2021. While at Illumina, in 2016, Dr. Ronaghi co-founded GRAIL, a next-gen liquid biopsy platform for cancer detection. Prior to Illumina, Dr. Ronaghi was Principal Investigator at the Stanford Genome Technology Center from 1999 to 2008. Throughout his prolific career, Dr. Ronaghi co-founded several other companies, including Pyrosequencing AB in 1997, ParAllele Biosciences in 2001, NextBio in 2004, Avantome in 2008, and Clear Labs in 2014, each of which sought to increase the understanding of particular diseases through next-generation sequencing (NGS), advanced genotyping, or other advanced technology. Dr. Ronaghi holds a Ph.D. in Biotechnology from Royal Institute of Technology in Stockholm, Sweden.

The Board has determined that Dr. Ronaghi qualifies as an independent director under applicable Nasdaq listing rules. There are no arrangements or understandings between Dr. Ronaghi and any other persons pursuant to which Dr. Ronaghi was elected. Dr. Ronaghi does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release related to Dr. Ronaghi’s election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated April 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: April 11, 2024	By:	/s/ Manmeet S. Soni
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)